EXHIBIT 99.1

2600 Citadel Plaza Drive
P.O. Box 924133
Houston, Texas 77292-4133

NEWS RELEASE

Information: Kristin Gandy, Director of Investor Relations, Phone: (713) 866-6050

WEINGARTEN REALTY ANNOUNCES
FIRST QUARTER 2010 RESULTS

Houston, May 6, 2010 --- Weingarten Realty (NYSE: WRI) announced today the results of its first quarter ended March 31, 2010.  The supplemental financial package with additional information can be found on the company’s website under the Investor Relations tab.

Financial Results

The Company reported net income attributable to common shareholders of $10.2 million or $0.08 per diluted share for the first quarter of 2010, as compared to $33.1 million or $0.38 per share for the same period in 2009.

Funds from Operations (“FFO”), a widely accepted supplemental measurement of REIT performance, on a diluted per-share basis, totaled $0.41 or $48.9 million for the first quarter of 2010, compared to $0.77 per share or $67.2 million for 2009. The primary factors affecting the quarter’s year-over-year net income and FFO results were the impact of the common equity issuance in April 2009, decreased land and merchant build gains, as well as the effect of 2009 dispositions including contributions to joint ventures.

A reconciliation of net income attributable to common shareholders to funds from operations is included in the financial tables accompanying this press release.

Operating Results

For the quarter, the Company produced strong leasing results with 368 new leases and renewals, totaling 2.1 million square feet and representing $20.6 million of annual revenue.  The 368 transactions were comprised of 199 new leases and 169 renewals which represent annual revenue of $8.9 million and $11.7 million, respectively.  For leases signed during the quarter, the average rental rate was down 4% on a cash basis.

“We had a great quarter leasing space.  We leased eight big boxes during the quarter and leased 92% more retail space compared to the same quarter of 2009. Our associates continue to focus on leasing space and generating revenue, which ultimately builds operating fundamentals,” said Johnny Hendrix, Executive Vice President of Asset Management.

During the first quarter retail occupancy increased to 92.2% compared to fourth quarter 2009 occupancy of 91.8%.  Retail occupancy in the first quarter 2010 is the highest it has been in five consecutive quarters.  It should be noted that revenues from retail shopping centers represent approximately 90% of Weingarten’s total revenues.  Overall, occupancy for the first quarter was 90.9% compared to 90.8% during the fourth quarter of 2009.

“We are excited to post solid core results for the quarter which is a testament to the quality of our portfolio” stated Drew Alexander, President and Chief Executive Officer.

Same Property Net Operating Income declined 2.6% during the quarter, with retail properties down 2.4% and industrial properties down 4.2%.

Financing

The Company’s financial structure is solid with over $100 million of cash available and the full use of its $500 million revolving credit facility.  The excess cash and recently renewed revolver positions the Company well for future growth opportunities.

“Weingarten raised a tremendous amount of capital last year which created capacity for future investment.  We feel comfortable with our current balance sheet ratios and look to maintain conservative ratios as we move forward,” said Steve Richter, Executive Vice President and Chief Financial Officer.

Dividend

The Board of Trust Managers declared a common dividend of $0.26 per share during the first quarter of 2010. The dividend is payable in cash on June 15, 2010 to shareholders of record on June 8, 2010.

The Board of Trust Managers also declared dividends on the Company’s preferred shares. Dividends related to the 6.75% Series D Cumulative Redeemable Preferred Shares (NYSE:WRIPrD) are $0.421875 per share for the quarter. Dividends on the 6.95% Series E Cumulative Redeemable Preferred Shares (NYSE:WRIPrE) are $0.434375 per share for the same period. Dividends on the 6.50% Series F Cumulative Redeemable Preferred Shares (NYSE:WRIPrF) are $0.40625 per share for the quarter. All preferred dividends are also payable on June 15, 2010 to shareholders of record on June 8, 2010.

Conference Call Information

The Company also announced that it will host a live webcast of its quarterly conference call on May 7, 2010 at 10:00 a.m. Central Time. The live webcast can be accessed via the Company’s Web site at www.weingarten.com. Alternatively, if you are not able to access the call on the web, you can listen live by phone by calling (877) 763-1324 (no confirmation code). A replay and Podcast will also be available through the Company’s Web site starting approximately two hours following the live call or can be heard by calling (800) 642-1687, identification number 65069379 until 11:59 PM Central Time on May 10, 2010.

About Weingarten Realty Investors

Weingarten Realty Investors (NYSE: WRI) is a commercial real estate owner, manager and developer.  At March 31, 2010, the company owned or operated under long-term leases, either directly or through its interest in real estate joint ventures or partnerships, a total of 376 developed income-producing properties and 10 properties under various stages of construction and development. The total number of properties includes 307 neighborhood and community shopping centers located in 22 states spanning the country from coast to coast. The company also owns 76 industrial projects located in California, Florida, Georgia, Tennessee, Texas and Virginia and three other operating properties located in Arizona and Texas.   At March 31, 2010, the Company’s portfolio of properties was approximately 70.1 million square feet.  To learn more about the Company’s operations and growth strategies, please visit www.weingarten.com

Forward-Looking Statements

Statements included herein that state the Company’s or Management’s intentions, hopes, beliefs, expectations or predictions of the future are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 which by their nature, involve known and unknown risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied by such statements. Reference is made to the Company’s regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company’s performance.

Financial Statements
Weingarten Realty Investors
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
	CONDENSED CONSOLIDATED STATEMENTS OF INCOME	2010	2009
	AND FUNDS FROM OPERATIONS	(Unaudited)
	Rentals, net	$134,142	$140,340
	Other Income	3,017	4,042
	Total Revenues	137,159	144,382
	Depreciation and Amortization	36,153	37,545
	Operating Expense	25,986	23,048
	Ad Valorem Taxes, net	16,925	17,966
	Impairment Loss	236
	General and Administrative Expense	6,591	6,000
	Total Expenses	85,891	84,559
	Operating Income	51,268	59,823
	Interest Expense, net	(37,617)	(39,439)
	Interest and Other Income, net	2,863	1,263
	Equity in Earnings of Real Estate Joint Ventures and Partnerships, net	3,236	3,662
	Gain on Land and Merchant Development Sales		14,122
	Provision for Income Taxes	(476)	(4,964)
	Income from Continuing Operations	19,274	34,467
	Operating Income from Discontinued Operations		2,110
	Gain on Sale of Property from Discontinued Operations		739
	Income from Discontinued Operations		2,849
	Gain on Sale of Property	848	6,494
	Net Income	20,122	43,810
Less:	Net Income Attributable to Noncontrolling Interests	(1,014)	(1,795)
	Net Income Adjusted for Noncontrolling Interests	19,108	42,015
Less:	Preferred Share Dividends	(8,869)	(8,869)
	Net Income Attributable to Common Shareholders--Basic	$10,239	$33,146
	Earnings Per Common Share--Basic	$0.09	$0.38
	Net Income Attributable to Common Shareholders--Diluted	$10,239	$33,146
	Earnings Per Common Share--Diluted	$0.08	$0.38

	Funds from Operations:
	Net Income Attributable to Common Shareholders	$10,239	$33,146
	Depreciation and Amortization	34,454	37,163
	Depreciation and Amortization of Unconsolidated Joint Ventures	5,023	4,140
	Gain on Sale of Property	(843)	(7,229)
	Loss (Gain) on Sale of Property of Unconsolidated Joint Ventures	2	(4)
	Funds from Operations--Basic	$48,875	$67,216
	Funds from Operations Per Common Share--Basic	$0.41	$0.77
	Funds from Operations--Diluted	$48,875	$67,216
	Funds from Operations Per Common Share--Diluted	$0.41	$0.77
	Weighted Average Shares Outstanding--Basic	119,779	86,979
	Weighted Average Shares Outstanding--Diluted	120,547	87,331

		March 31,	December 31,
		2010	2009
	CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)	(Audited)
	Property	$4,616,465	$4,658,396
	Accumulated Depreciation	(879,302)	(856,281)
	Investment in Real Estate Joint Ventures and Partnerships, net	316,411	315,248
	Notes Receivable from Real Estate Joint Ventures and Partnerships	313,438	317,838
	Unamortized Debt and Lease Costs, net	106,525	103,396
	Accrued Rent and Accounts Receivable, net	72,329	96,372
	Cash and Cash Equivalents	122,915	153,584
	Restricted Deposits and Mortgage Escrows	9,621	12,778
	Other, net	85,359	89,054
	Total Assets	$4,763,761	$4,890,385

	Debt, net	$2,480,616	$2,531,847
	Accounts Payable and Accrued Expenses	91,331	137,727
	Other, net	106,901	114,155
	Total Liabilities	2,678,848	2,783,729

	Commitments and Contingencies

	Preferred Shares of Beneficial Interest	8	8
	Common Shares of Beneficial Interest	3,617	3,615
	Accumulated Additional Paid-In Capital	1,961,459	1,958,975
	Net Income Less Than Accumulated Dividends	(58,341)	(37,350)
	Accumulated Other Comprehensive Loss	(23,249)	(23,958)
	Shareholders' Equity	1,883,494	1,901,290
	Noncontrolling Interests	201,419	205,366
	Total Liabilities, Shareholders' Equity and Noncontrolling Interests	$4,763,761	$4,890,385